UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2014

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2014, Ciena Canada, Inc., a subsidiary of Ciena Corporation, and Public Works and Government Services Canada (PWGSC), entered into a third amendment (the “Amendment”) to the agreement dated March 19, 2010 relating to Ciena’s lease of the “Lab 10” building on the former Nortel Carling Campus in Ottawa, Canada (the “Lease”). The Amendment extends the term of the Lease from September 18, 2017 to December 31, 2017, with the resulting aggregate annual payment by Ciena for this additional period to be approximately $10.9 million CAD, consisting of base rent, additional rent and operating expense obligations under the Lease. A copy of the Amendment is incorporated herein by reference to Exhibit 10.1 to this Form 8-K. Copies of the Lease and the previous amendments to the Lease, along with a description of their terms, were filed by Ciena on Form 8-K on March 25, 2010, February 15, 2012, and August 30, 2013, respectively.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 10.1	Third Lease Amending Agreement dated July 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: July 11, 2014	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary